News Release

MIHI Initiates Development of Blockchain Platform for Health Care Records and Payments Systems

MIHI will use blockchain technology for enhanced interoperability and security to protect and exchange medical records across disparate systems as well as payments in the healthcare eco-system

DULUTH, GEORGIA – 01/23/2018

Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI) today announces that its future development efforts will include blockchain technology. The Company understands today’s methods of protecting patient medical and financial data that is continually threatened by “digital assassins” dedicated to finding weaknesses in systems for the purpose of stealing sensitive data and/or holding companies’ hostage for return of data. This environment cannot continue to exist. MIHI sees blockchain, an immutable ledger of information that can be permissioned, shared and trusted, as a key part of the answer to solve these critical weaknesses.

The Company recently announced its endeavor into the Health Care Sharing Organizations (HCSO) marketplace and has determined the systems necessary to best capitalize and manage this marketplace will be blockchain centric. The Company expects other faith-based and ethics-based sharing organizations to incorporate the MIHI Blockchain Platform where appropriate security and exchange of data is a requisite to ensure patients, providers and payers are all able to benefit from this technology platform. This will make for a more efficient movement of secure data, resulting in lower transactional costs of moving data across a world-wide network. MIHI plans to release an initial version to support its own operations and then later migrate the application to allow third-party sharing organizations to utilize the platform under a transaction fee arrangement.

As information moves to patient portals that allow universal access to data across disparate medical systems in hospitals, physician offices, insurance companies, and employers, blockchain technology will enable the patient to finally be at the center of their care model and thereby providing them with the best system to provide protection and create trust between elements of their care continuum. This trust extends beyond borders and will eventually allow the company to accept foreign payments for telemedicine services across the world.

Arturo “Jake” Sanchez, MIHI CEO, stated, “We are at a beginning of a technological trend that will revolutionize how we use and share medical and financial information. For example, today’s method of having patients fill out medical history forms will become outdated as patients will be able to electronically share their own virtual records and interface them to disparate medical record keeping systems. Everyone in the chain will have instant, controlled access to any changes in the data distributed across all members of the chain that can include other medical practitioners, insurance providers, CMS, drug manufacturers and other parties.”

“Committing MIHI to blockchain development will insure that the medical data we move across the health care ecosystem can be trusted, secure and immutable and that our automated workflows will be a tremendous differentiator in a crowded market,” concluded Mr. Sanchez.

About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through wholly owned subsidiary 3Point Care, MIHI pairs personalized, high-tech, high-touch, telemedicine encounters via virtual health specialty doctors with traditional primary doctors utilizing next-gen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical health care practice. Through other companies and relationships, MIHI offers Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

The Company serves a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contact:

investor@medicalinnovationholdings.com